Exhibit 32.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (of subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Cyclacel Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)the Annual Report  on Form 10-K of the Company  for the year ended December 31, 2019 (the “Report”) fully complies with the requirements  of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained  in the Report  fairly presents, in all material respects, the financial condition  and results of operations of the Company.

Date: March 5, 2020	/s/ Spiro Rombotis
Spiro Rombotis
President & Chief Executive Officer